SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Worldwide Growth Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)       Proposed maximum aggregate value of transaction:

(5)       Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

MUTUAL FUND SERVICES

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

BNY MELLON INVESTMENT MANAGEMENT

RE: BNY MELLON WORLDWIDE GROWTH FUND, INC.

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in the BNY MELLON WORLDWIDE GROWTH FUND, INC. While your shares in the fund are secure and remain invested according to the existing strategy and process, pursuant to fund guidelines and applicable regulations we are seeking your vote with respect to an important operating initiative for the Fund. The deadline to hear from you is 10:00 a.m. Eastern Time on October 23, 2022.

It is very important that we speak to you regarding this matter. Please call toll-free at (800) 515-4479 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration. Sincerely,

/s/ David DiPetrillo David DiPetrillo President BNY Mellon Family of Funds

OFFICIAL BUSINSS This is not a scam, fraud or scheme. This document relates to an investment you own in the BNY Mellon Worldwide Growth Fund, Inc. through a broker, bank, or direct with BNY Mellon.